EXHIBIT 32.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
HEPION PHARMACEUTICALS, INC.
FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2023
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I am the Chief Financial Officer of Hepion Pharmaceuticals, Inc., a Delaware corporation (the “Company”). I am delivering this certificate in connection with the Form 10-Q of the Company for the quarter ended June 30, 2023 and filed with the Securities and Exchange Commission (“Form 10-Q”).
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2023	/s/ John Cavan
John Cavan
Chief Financial Officer
(Principal Financial and Accounting Officer)